PURCHASE AGREEMENT

This Purchase Agreement (the “Agreement”) is made and entered into this 17 day of October, 2007, by and among TEZ Real Estate, LP, a Pennsylvania limited partnership (the “Partnership”), TEZ Management, LLC, a Pennsylvania limited liability company (the “General Partner”), The End Zone, Inc., a Pennsylvania corporation (the “Company”), Vincent Piazza (“Piazza” or the “Shareholder”), the Piazza Family Limited Partnership, a Pennsylvania limited partnership (the “Piazza Family Partnership”), RCI Entertainment (Philadelphia), Inc., a Pennsylvania corporation (the “Purchaser”), Rick’s Cabaret International, Inc., a Texas corporation (“Rick’s”), and RCI Holdings, Inc., a Texas corporation (“RCI”).

WHEREAS, the Company owns and operates an adult entertainment cabaret known as “Crazy Horse Too Cabaret” (the “Business” or “Crazy Horse”), located at 2908 South Columbus Blvd., Philadelphia, Pennsylvania  19148 (the “Real Property” or the “Premises”); and

WHEREAS, the Partnership owns the Real Property where Crazy Horse is located; and

WHEREAS, the General Partner is the general partner of the Partnership; and

WHEREAS, Piazza is the owner of 100% of the issued and outstanding shares of common stock of the Company; and

WHEREAS, Piazza desires to sell to the Purchaser 357 shares of common stock of the Company representing 51% of the issued and outstanding shares of common stock of the Company (the “Shares”) on the terms and conditions set forth herein; and

WHEREAS, the Purchaser desires to purchase the Shares from the Shareholder on the terms and conditions set forth herein; and

WHEREAS, at the time of Closing (as hereinafter defined), Piazza or the Piazza Family Partnership (the “Partnership Seller”) shall own (a) 100% of the issued and outstanding limited partnership interest in the Partnership (the “Limited Partnership Interest”), and (b) 100% of the issued and outstanding membership interest in the General Partner (the “Membership Interest”).  The Limited Partnership Interest and the Membership Interest are collectively referred to herein as the “Partnership Interests.”

WHEREAS, the Partnership Seller desires to sell 51% of the Limited Partnership Interest and 51% of the Membership Interest to RCI on the terms and conditions set forth herein; and

WHEREAS, RCI desires to purchase 51% of the Limited Partnership Interest and 51% of the Membership Interest from the Partnership Seller on the terms and conditions set forth herein; and

WHEREAS, Piazza desires to retain 49% of the issued and outstanding common stock of the Company and the Partnership Seller desires to retain 49% of the issued and outstanding Partnership Interests; and

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements and the respective representations and warranties herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
PURCHASE AND SALE

Section 1.1   Sale of the Shares.  Subject to the terms and conditions set forth in this Agreement, at the Closing (as hereinafter defined), Piazza hereby agrees to sell, transfer, convey and deliver to the Purchaser the Shares, free and clear of all liens or encumbrances, and shall deliver to the Purchaser certificates representing the Shares, duly endorsed to the Purchaser or accompanied by duly executed stock powers in form and substance satisfactory to the Purchaser.

Section 1.2   Sale of the Limited Partnership Interest and Membership Interest.  Subject to the terms and conditions set forth in this Agreement, at the Closing the Partnership Seller hereby agrees to sell, transfer, convey and deliver to RCI 51% of the Limited Partnership Interest and 51% of the Membership Interest, free and clear of all liens or encumbrances, and shall deliver to RCI duly executed Assignments of Partnership and Membership Interests in form and substance satisfactory to RCI.

Section 1.3   Purchase Price for the Shares, Limited Partnership Interest and Membership Interest.  The Purchaser and RCI shall pay for the purchase of the Shares, the Limited Partnership Interest and Membership Interest as follows:

(a)
$3,500,000 payable to the Partnership Seller by cash, bank check, certified funds or wire transfer at the time of Closing (as defined herein) for the Limited Partnership Interest and Membership Interest; and

(b)	225,000 shares of restricted common stock, par value $0.01 of Rick’s (the “Rick’s Shares”) issued to the Shareholder for the Shares.

Section 1.4   Right of Shareholder to “Put” Shares.

(a)
On or after one (1) year from the date of Closing, the Shareholder shall have the right, but not the obligation, to have Rick’s purchase from the Shareholder 10,000 of the Rick’s Shares per month (the “Monthly Shares”) calculated at a price per share equal to $10.00 per share (“Value of the Rick’s Shares”) until the Shareholder has received an aggregate of $2,250,000 from (i) the sale of the Rick’s Shares, regardless of whether sold to Rick’s, sold in the open market or in a private transaction or otherwise and (ii) the payment of any Deficiency (as hereinafter defined) by Rick’s.  Shareholder shall notify Rick’s during any given month of its election to “Put” the Monthly Shares to Rick’s during that particular month and Rick’s shall have three (3) business days to elect to buy the Monthly Shares or instruct the Shareholder to sell the Monthly Shares in the open market.   At Rick’s election, during any given month, it may either buy the Monthly Shares or, if Rick’s elects not to buy the Monthly Shares from Shareholder, then Shareholder shall sell the Monthly Shares in the open market and any deficiency between the amount which Shareholder receives from the sale of the Monthly Shares and the Value of the Rick’s Shares (the “Deficiency”) shall be paid by Rick’s within three (3) business days after receipt of written notice from the Shareholder of the sale of the Monthly Shares which shall provide the written sales confirmation and the amount of the Deficiency.  Rick’s obligation under this Section 1.4(a) to purchase the Monthly Shares from Shareholder shall terminate and cease at such time as Shareholder has received an aggregate amount of $2,250,000 from (i) the sale of the Rick’s Shares, regardless of whether sold to Rick’s, sold in the open market or in a private transaction or otherwise, and (ii) the payments of any Deficiency by Rick’s.  Shareholder agrees to provide monthly statements to Rick’s as to the total number of Rick’s Shares which Shareholder sold and the amount of proceeds derived therefrom.  Except as set forth in Section 1.4(b) below, nothing contained in this Section 1.4(a) shall limit or preclude Shareholder from selling the Rick’s Shares in the open market or require Shareholder to “Put” the Rick’s Shares to Rick’s during any given month.

(b)
Shareholder and Rick’s will enter into a Lock-Up/Leak-Out Agreement which will provide that the Shareholder will not sell more than 10,000 Rick’s Shares per month, regardless of whether the Shareholder “Puts” the Rick’s Shares to Rick’s or sells them in the open market or otherwise.  The form of the Lock-Up/Leak-Out Agreement shall be as attached hereto as Exhibit 1.4(b) and made a part hereof.

Section 1.5   Related Transactions.  At Closing:

(a)
the Shareholder and the Partnership Seller will each enter into a five (5) year covenant not to compete with the Company, the Business, Rick’s and the Purchaser and any of their affiliates pursuant to the terms of which the Shareholder and the Partnership Seller will agree not to compete, either directly or indirectly, with the Company, Crazy Horse, Rick’s or the Purchaser by operating an establishment featuring live female nude or semi-nude entertainment within a twenty (20) mile radius of the Real Property. The form of the non compete covenant shall be attached hereto as Exhibit 1.5(a) and made a part hereof.

(b)
the Company will enter into a new lease agreement with the Partnership (which shall be a net lease, with tenant paying all taxes, insurance and other expenses) giving the Company the right to lease the Real Property where the Business is located for twenty (20) years, at $50,000 per month, subject to adjustment to the Consumer Price Index (CPI) every five (5) years, with an option for an additional nine (9) years eleven (11) months on terms to be agreed upon by the parties thereto.

(c)
the Shareholder and the Purchaser shall have entered into a Shareholders’ Agreement relating to the ownership of their shares of capital stock in the Company. The form of the Shareholders’ Agreement shall be attached hereto as Exhibit 1.5(c) and made a part hereof.

(d)
the Partnership Seller and RCI shall have entered into a First Amendment to Limited Partnership Agreement for the Partnership relating to the ownership of their limited partnership interest in the Partnership. The form of the First Amendment to Limited Partnership Agreement shall be attached hereto as Exhibit 1.5(d) and made a part hereof.

(e)
the Partnership Seller and RCI shall have entered into a First Amendment to Operating Agreement relating to their ownership of their membership interest in the General Partner. The form of the First Amendment to Operating Agreement shall be attached hereto as Exhibit 1.5(e) and made a part hereof.

(f)
the Shareholder and the Purchaser shall have amended the Bylaws of the Company  to provide for certain additional rights of the shareholders relating to management and control, as reflected in the Shareholders’ Agreement which shall include, without limitation, an agreement or agreements giving the Shareholder and Purchaser an equal number of seats on the Board of Directors and otherwise providing that Shareholder shall have equal control and voting rights with Purchaser notwithstanding the difference in share ownership; provided that the Bylaws shall contain provisions whereby the Shareholder authorizes the Purchaser  to manage the Business in the ordinary course, including making necessary expenditures not in the ordinary course of business up to $150,000 per year.  There shall be no management fee for Purchaser’s management services unless agreed to in writing by Shareholder.

(g)
the Limited Partnership Agreement for the Partnership and the Operating Agreement of the General Partner shall have been amended to provide for certain additional rights of the partners relating to management and control, including without limitation an agreement or agreements giving the Partnership Seller and RCI equal control and voting rights notwithstanding the differences in their limited partnership and membership ownership interests in accordance with the First Amendment to Limited Partnership Agreement as reflected in Section 1.5(d) and the First Amendment to Operating Agreement as reflected in Section 1.5(e) above.

(h)
the Bylaws and/or other agreements governing operation and control of the Company shall require the Company to make distributions to its shareholders of all available revenues, subject to the retention of operating expenses and liabilities on at least a quarterly basis in accordance with the Shareholders’ Agreement as reflected in Section 1.5(c) above and other provisions of this Agreement; and

(i)
the Partnership Agreement and/or other agreements governing operation and control of the Partnership shall require the Partnership to make distributions to its partners of all available revenues, subject to the retention of operating expenses and liabilities on a monthly basis in accordance with the First Amendment to Limited Partnership Agreement as reflected in Section 1.5(d) above and other provisions of this Agreement.

Section 1.6.  Excluded Asset.  Notwithstanding any provision to the contrary herein, the parties acknowledge that the Partnership is the lessee and equitable owner of the real property located at 2906 South Christopher Columbus Boulevard, Philadelphia, Pennsylvania 19148 (“Excluded Premises”) pursuant to a lease and agreement of sale with the current legal owner.  Any rights or obligations of the Partnership to the Excluded Premises are specifically excluded from the transactions contemplated under this Agreement and retained by Piazza and Piazza Family Partnership.  Further, the parties agree that at or prior to Closing the Partnership may transfer those rights and obligations, including the Excluded Premises, to another person or entity, (including without limitation Piazza or Piazza Family Partnership).

ARTICLE II
CLOSING

Section 2.1   The Closing.  The Closing Date for the transactions contemplated by this Agreement  shall take place on or before seven (7) days after the approval of the transfer of the Shares to Purchaser by the Pennsylvania Liquor Control Board, but in no event later than January 15, 2008 (the “Closing Date”), at the law offices of Butera, Beausang, Cohen & Brennan, 630 Freedom Business Center, Suite 212, King of Prussia, Pennsylvania  19406, or at such other time and place as agreed upon in writing among the parties hereto (the “Closing”), said time to be of the essence.

Section 2.2   Actions at the Closing.  At the Closing:

(a)	the Purchaser shall deliver to the Company and the Partnership the various certificates, instruments and documents (and shall take the required actions) referred to in Section 8.2 below;

(b)
the Company, Piazza, the Partnership, the General Partner and the Piazza Family Partnership shall deliver to the Purchaser the various certificates, instruments and documents (and shall take the required actions) referred to in Section 8.1 below;

(c)
the Shareholder shall deliver or cause to be delivered to Purchaser originally issued certificates representing the Shares of the Company, duly endorsed over to the Purchaser and in a form satisfactory to the Purchaser;

(d)
the Partnership Seller shall deliver or cause to be delivered to RCI originally executed assignment agreements for the assignment of 51% of the Limited Partnership Interest of the Partnership and 51% of the Membership Interest in the General Partner in a form satisfactory to the RCI;

(e)	Purchaser shall pay $3,500,000 to the Partnership Seller by cash, bank check, certified funds or wire transfer as set forth in Section 1.3(a);

(f)	Rick’s shall issue 225,000 shares of its restricted common stock as set forth in Section 1.3(b);

(g)	the Shareholder and Rick’s will enter into a Lock-Up/Leak-Out Agreement as set forth in Section 1.4(b); and

(h)	The Related Transactions in Section 1.5 shall be consummated.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY, THE PARTNERSHIP,
THE GENERAL PARTNER, THE
PIAZZA FAMILY PARTNERSHIP
AND PIAZZA

The Company, the Partnership, the General Partner, the Piazza Family Partnership, and Piazza, individually, jointly and severally, hereby represent and warrant to the Purchaser, RCI and Rick’s as follows:

Section 3.1.   Organization, Good Standing and Qualification.

(a)
The Company, the Partnership, the General Partner and the Piazza Family Partnership (i) are entities duly organized, validly existing and in good standing under the laws of the state of Pennsylvania, (ii) have all requisite power and authority to own, operate and lease their properties and to carry on their business, and (iii) are duly qualified to transact business and are in good standing in all jurisdictions where their ownership, lease or operation of property or the conduct of their business requires such qualification, except where the failure to do so would not have a material adverse effect to the Company, the Partnership, the General Partner or the Piazza Family Partnership, respectively.

(b)
The authorized capital of the Company consists of 1,000,000 shares of common stock of which 700 shares are validly issued and outstanding.  There is no other class of capital authorized or issued by the Company.  All of the issued and outstanding shares of the Company are owned by Piazza and are fully paid and non-assessable.  None of the shares issued are in violation of any preemptive rights.  The Company does not have any obligation to repurchase, reacquire, or redeem any of its outstanding shares. There are no outstanding securities convertible into or evidencing the right to purchase or subscribe for any shares of the Company, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating the Company to issue any shares or any securities convertible into or evidencing the right to purchase or subscribe for any shares, and there are no agreements or understandings with respect to the voting, sale, transfer or registration of any shares of the Company.

(c)
The Partnership is comprised of the Partners listed on Exhibit “A” and the General Partner is comprised of the Members listed on Exhibit “B” who own 100% of the Limited Partnership Interest and 100% of the Membership Interest, respectively.  The Partnership Interests are validly issued and outstanding.  There is no other class of capital authorized or issued by the Partnership or the General Partner.  Subject to the satisfaction of the condition in Section 8.2(h) below, all of the issued and outstanding limited partnership interests of the Partnership and membership interests of the General Partner will at the time of Closing be owned by the parties listed on Exhibit “A” and “B”, respectively, and are fully paid and non-assessable, except as otherwise stated in the Limited Partnership Agreement.  None of the limited partnership interests or membership interests issued are in violation of any preemptive rights.  The Partnership does not have any obligation to repurchase, reacquire, or redeem any of its outstanding limited partnership interests. The General Partner does not have any obligation to repurchase, reacquire, or redeem any of its outstanding membership interests.  There are no outstanding securities convertible into or evidencing the right to purchase or subscribe for any limited partnership interests of the Partnership or membership interests of the General Partner.  There are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating the Partnership or the General Partner to issue any limited partnership  interests or membership interests, respectively, or any securities convertible into or evidencing the right to purchase or subscribe for any limited partnership interests or membership interests, respectively, and except as set forth in the Limited Partnership Agreement for the Partnership and Operating Agreement of the General Partner, there are no agreements or understandings with respect to the voting, sale, transfer or registration of any limited partnership interests of the Partnership or membership interests of the General Partner.

Section 3.2   Authorization.  The Company, the Partnership, the General Partner and the Piazza Family Partnership have all requisite power and authority to execute and deliver this Agreement, and the Company now has, and the Partnership and General Partner will at the time of Closing have, all requisite power and authority to execute and deliver the other agreements to be executed at the Closing and to perform their obligations hereunder and to consummate the transactions contemplated hereby.  All action on the part of Company, the Partnership, the General Partner and the Piazza Family Partnership necessary for the authorization, execution, delivery and performance of this Agreement and all documents related to the consummation of the transactions contemplated herein have been taken or will be taken prior to the Closing Date by the Company, the Partnership, the General Partner and the Piazza Family Partnership. This Agreement, and all other agreements contemplated hereby to be executed at the Closing, when duly executed and delivered in accordance with their terms, will constitute legal, valid and binding obligations of the Company, the Partnership, the General Partner and the Piazza Family Partnership enforceable against them in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting creditors’ rights generally or by general equitable principles.

Piazza represents that he is a person of full age of majority, with full power, capacity, and authority to enter into this Agreement and all other agreements contemplated hereby to be executed at the Closing, and to perform the obligations contemplated hereby and thereby by and for himself.  All action on the part of Piazza necessary for the authorization, execution, delivery and performance of this Agreement by him and all documents related to the consummation of the transactions contemplated herein has been taken, or will be taken by him prior to the Closing Date.  This Agreement, and all other agreements contemplated hereby to be executed at the Closing, when duly executed and delivered in accordance with their terms, will constitute legal, valid and binding obligations of Piazza enforceable against him in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting creditors’ rights generally or by general equitable principles.

Section 3.3   Ownership of the Shares.  Piazza owns, beneficially and of record, 700 shares of common stock of the Company (the “End Zone Shares”), which represents all of the issued and outstanding shares of capital stock of the Company, free and clear of any liens, claims, equities, charges, options, rights of first refusal, or encumbrances.   Piazza has no obligation to sell the End Zone Shares to any third party, nor does any other party have any right of first refusal or any other right to acquire the End Zone Shares from Piazza.  Piazza has the unrestricted right and power to transfer, convey and deliver full ownership of the End Zone Shares without the consent or agreement of any other person and without any designation, declaration or filing with any governmental authority.  Upon the transfer of the Shares to Rick’s as contemplated herein, Rick’s will receive good and valid title thereto, free and clear of any liens, claims, equities, charges, options, rights of first refusal, encumbrances or other restrictions (except those imposed by applicable securities laws).

Section 3.4   Ownership of the Partnership Interests.  Subject to the satisfaction of the condition in Section 8.2(h) below, the Partnership Seller owns or will own as of the Closing Date, beneficially and of record, all of the Partnership Interests of the Partnership free and clear of any liens, claims, equities, charges, options, rights of first refusal, or encumbrances.  The Partnership Seller has or will have as of the Closing Date the unrestricted right and power to transfer, convey and deliver full ownership of the Partnership Interests without the consent or agreement of any other person and without any designation, declaration or filing with any governmental authority.  Upon the transfer of the Partnership Interests to RCI as contemplated herein, RCI will receive good and valid title thereto, free and clear of any liens, claims, equities, charges, options, rights of first refusal, encumbrances or other restrictions (except those imposed by applicable securities laws).

Section 3.5   Consents.  Except as set forth in Exhibit 3.5, no consent of, approval by, order or authorization of, or registration, declaration or filing by the Company, the Partnership or the General Partner with any court or any governmental or regulatory agency or authority having jurisdiction over the Company, the Partnership, the General Partner, or any of their property or assets is required on the part of the Company, the Partnership or the General Partner (a) in connection with the consummation of the transactions contemplated by this Agreement or (b) as a condition to the legality, validity or enforceability of this Agreement as against the Company, the Partnership or the General Partner, excluding any registration, declaration or filing the failure to effect which would not have a material adverse effect on the financial condition of the Company, the Partnership or the General Partner.  Subject to Section 8.2(h) below, no further consent or approval of any third party is required in connection with the execution, delivery and performance of this Agreement or any of the other agreements contemplated hereby to be executed at the Closing by the Company, the Partnership or the General Partner.

Section 3.6   Acquisition of Stock for Investment.  Piazza understands that the issuance of the Rick’s Shares (as referenced in Section 1.3 herein) will not have been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities acts, and accordingly, are restricted securities, and Piazza represents and warrants to the Purchaser, Rick’s and RCI that Piazza’s present intention is to receive and hold the Rick’s Shares for investment only and not with a view to the distribution or resale thereof.

Additionally, Piazza understands that any sale of any of the Rick’s Shares issued, under current law, will require either (a) the registration of the Rick’s Shares under the Act and applicable state securities acts; (b) compliance with Rule 144 of the Act; or (c) the availability of an exemption from the registration requirements of the Act and applicable state securities acts.

To assist in implementing the above provisions, Piazza hereby consents to the placement of the legend set forth below, or a substantially similar legend, on all certificates representing ownership of the Rick’s Shares acquired hereby until the Rick’s Shares have been sold, transferred, or otherwise disposed of, pursuant to the requirements hereof.  The legend shall read substantially as follows:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES ACTS.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT, ARE RESTRICTED AS TO TRANSFERABILITY, AND MAY NOT BE SOLD, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION AND QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.”

Piazza further understands and agrees that Rick’s may notify its transfer agent of the Lock-Up/Leak-Out Agreement and the limitation on the number of Rick’s Shares that Piazza may sell in any given month in accordance with the terms and conditions of the Lock-Up/Leak-Out Agreement as described in Section 1.4(b) above.

Section 3.7   Piazza’s Access to Information.  Piazza hereby confirms and represents that he (a) has received a copy of Rick’s Form 10-KSB filed with the Securities and Exchange Commission (the “SEC”) for the year ended September 30, 2006, as amended, and a copy of Rick’s Form 10-QSB’s for the quarter ended December 31, 2006, March 31, 2007 and June 30, 2007, as filed with the SEC; (b) a copy of Rick’s Form 14A filed with the SEC on June 27, 2007 (c) a copy of the Form 8-K’s filed with the SEC on October 12, 2006, November 14, 2006, February 6, 2007, April 5, 2007, April 25, 2007, May 30, 2007, August 1, 2007, August 10, 2007 and August 28, 2007 and the Form 8-K/A’s filed on November 14, 2006 and May 11, 2007;  (d) has been afforded the opportunity to ask questions of and receive answers from representatives of  Rick’s concerning the business and financial condition, properties, operations and prospects of Rick’s; (e) has such knowledge and experience in financial and business matters so as to be capable of evaluating the relative merits and risks of the transactions contemplated hereby; (f) has had an opportunity to engage and is represented by an attorney of his choice; (g) has had an opportunity to negotiate the terms and conditions of this Agreement; (h) has been given adequate time to evaluate the merits and risks of the transactions contemplated hereby; and (i) has been provided with and given an opportunity to review all current information about Rick’s.  Piazza has asked such questions to representatives of Rick’s about Rick’s as he desires to ask and all such questions have been answered to the full satisfaction of Piazza.  The forms filed by Rick’s with the SEC as set forth in Section 3.7(a), (b) and (c) are hereafter collectively referred to as “SEC Reports”.

Section 3.8   Purchase for Investment.  Piazza is acquiring the Rick’s Shares for his own account, for investment purposes only and not with view to any public resale or other distribution thereof.  Piazza acknowledges that he is an Accredited Investor as that term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended.  Piazza and his representatives have received, or have had access to, and have had sufficient opportunity to review, all books, records, financial information and other information which Piazza considers necessary or advisable to enable him to make a decision concerning his acquisition of the Rick’s Shares, and that he possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of his investment hereunder.

Section 3.9   Taxes.  The Company, the Partnership and the General Partner have timely and accurately filed all federal, state, foreign and local tax returns and reports required to be filed prior to such dates and have timely paid all taxes shown on such returns as owed for the periods of such returns, including all sales taxes and withholding or other payroll related taxes shown on such returns and any taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.  The Company, the Partnership and the General Partner have made or will be making adequate provision for the payment of all taxes accruable for all periods ending on or before the Closing Date to any taxing authority and are not delinquent in the payment of any tax or governmental charge of any nature; provided, that due to different due dates of certain taxes (sales, liquor, lawful use and occupancy, and Philadelphia mercantile taxes), there may be amounts that have accrued for the period through the Closing Date, but are not yet payable.  No assessments or notices of deficiency or other communications have been received by the Partnership, the General Partner, the Company or Piazza with respect to any tax return which has not been paid, discharged or fully reserved against and no amendments or applications for refund have been filed or are planned with respect to any such return.  None of the Company, the Partnership, the General Partner or Piazza has any knowledge of any actions by any taxing authority in connection with assessing additional taxes against or in respect of any past period. There are no agreements between the Company, the Partnership and/or the General Partner and any taxing authority, including, without limitation, the Internal Revenue Service, waiving or extending any statute of limitations with respect to any tax return.  Piazza has disclosed to Purchaser that the Company is currently an “S” corporation under federal and state law.  Piazza reserves the right of access upon written request, during reasonable business hours, to the Company’s books and records for the purpose of preparing and filing his tax returns for the period through the revocation of the S election (upon completion of Closing) as well as for any subsequent investigations, IRS audits, etc.

Section 3.10   Financial Statements.  The Company, the Partnership and the General Partner have delivered to Purchaser, Rick’s and/or RCI the unaudited balance sheets of the Company, the Partnership and the General Partner, together with the related unaudited statements of income for the year ending December 31, 2006 and for the quarters ending March 31, 2007 and June 30, 2007 (collectively referred to as the “Financial Statements”). The Financial Statements have been or will be updated to reflect certain accounting adjustments, and the adjusted Financial Statements for the period ending August 31, 2007 for the Company and pro forma financial projections of the Balance Sheet and Income Statement as of August 24, 2007 for the Partnership have been or will be delivered to Purchaser, Rick’s and/or RCI.  Such Financial Statements, as modified and adjusted in the adjusted Financial Statements, including the related notes, are in accordance with the books and records of the Company, the Partnership and the General Partner and fairly represent the financial positions of the Company, the Partnership and the General Partner, respectively, and the results of operations and changes in financial position of the Company and the Partnership as of the dates and for the periods indicated, in each case in conformity with generally accepted accounting principles applied on a consistent basis.  Except as, and to the extent reflected or reserved against in the Financial Statements, and except for certain taxes referred to in the “proviso” in Section 3.9, second sentence, the Company, the Partnership and the General Partner, as of the dates of the Financial Statements, have no material liability or obligation of any nature, whether absolute, accrued, contingent or otherwise, not fully reflected or reserved against in the Financial Statements.  As of the date hereof and as of the Closing Date, the Company, the Partnership, the General Partner and Piazza represent and will represent there have been no adverse changes in the financial condition or other operations, business, properties or assets of the Company, the Partnership, the General Partner or the Business.

Section 3.11   Labor Matters.  None of the Company, the Partnership or the General Partner is a party or otherwise subject to any collective bargaining agreement with any labor union or association.  There are no discussions, negotiations, demands or proposals that are pending or have been connected or made with or by any labor union or association, and there are not pending or threatened against the Company, the Business or the Partnership any labor disputes, strikes or work stoppages.  To the best of the Company, the Partnership and Piazza’s knowledge, the Company and the Partnership is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and, to their knowledge, is not engaged in any unfair labor practices.  None of the Company, the Partnership or the General Partner is a party to any written or oral contract, agreement or understanding for the employment of any officer, director or employee, except for written contracts with dancers. None of the Company, the Partnership or the General Partner is a party to any employee benefits plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) or any other fringe or employee benefits plan, programs or arrangements.

Section 3.12   Compliance with Laws; Permits.  To the best of their knowledge, the Company, the Partnership and the General Partner are currently, and at all times prior to the date hereof have been, in compliance with all statutes, orders, rules, ordinances and regulations applicable to it or to the operation of the Business or ownership of their assets or the operation of their businesses.  The Company, the Partnership and Piazza have no basis to expect, nor have they received, any order or notice of any such violation or claim of violation of any such statute, order, rule, ordinance or regulation by the Company or the Business.  Exhibit 3.12 sets forth all licenses and permits held by the Company and the Partnership used in the operation of the Business as they are now being conducted, all of which are currently in good standing and effect and which will be in and remain in good standing and effect as of the Closing Date.  The Company, the Partnership and the General Partner own, hold, possess or lawfully use in the operation of their business all permits and licenses which are in any manner necessary for them to conduct the Business as now or previously conducted.

Section 3.13   No Conflicts.  The execution and delivery of this Agreement by the Partnership, the Company, the General Partner, the Piazza Family Partnership and Piazza does not, and the performance and consummation of the transactions contemplated hereby by the Company, the Partnership, and the General Partner will not (i) conflict with the articles of incorporation or bylaws of the Company, or articles of organization or limited partnership agreement of the Partnership or the Piazza Family Partnership (as applicable), the articles of organization or the company agreement of the General Partner, as appropriate; (ii) conflict with or result in a breach or violation of, or default under, or give rise to any right of acceleration or termination of, any of the terms, conditions or provisions of any note, bond, lease, license, agreement or other instrument or obligation to which the Partnership, the General Partner or the Company is a party or by which the Partnership’s, the General Partner’s or the Company’s assets or properties are bound; (iii) result in the creation of any encumbrance on any of the assets or properties of the Partnership, the General Partner or the Company, including the Business or (iv) violate any law, rule, regulation or order applicable to the Partnership, the General Partner or Company or any of the Partnership’s, the General Partner’s or the Company’s assets or properties, including the Business.

Section 3.14   Title to Properties; Encumbrances.   The Partnership has good and marketable title to the Real Property free and clear of all mortgages, claims, liens, security interests, charges, leases, encumbrances and other restrictions of any kind and nature and the Company, the General Partner and the Partnership have good and marketable title to all of the personal property and assets that are used in the Business that are material to the condition (financial or otherwise), business, operations or prospects of the Partnership, the General Partner and the Company, free and clear of all mortgages, claims, liens, security interests, charges, leases, encumbrances and other restrictions of any kind and nature, except (i) as disclosed in the Financial Statements of the Company and the Partnership, (ii) statutory liens not yet delinquent, and (iii) such liens consisting of zoning or planning restrictions, imperfections of title, easements, pledges, charges and encumbrances, and other exceptions shown on the updated title commitment, dated April 10, 2007, delivered to Purchaser, if any, as do not materially detract from the value or materially interfere with the present use of any of the property or assets subject thereto or affected thereby, including the Business.  At the time of Closing, the assets of the Company and the Partnership shall include, but shall not be limited to, the assets set forth in the Company’s and the Partnership’s financial statements along with all equipment and fixtures located on the Real Property where Crazy Horse is located.

Section 3.15   No Pending Transactions.  Except for the transactions contemplated by this Agreement and the Related Transactions contemplated in Section 1.5 herein, none of the Company,  the Partnership or the General Partner is a party to or bound by or the subject of any agreement, undertaking, commitment or discussions or negotiations with any person that could result in: (i) the sale, merger, consolidation or recapitalization of the Company, the General Partner or the Partnership; (ii) the sale of any of the assets of the Company, the Partnership, the General Partner or the Business, except in the ordinary course of business; (iii) the sale of any outstanding capital stock of the Company, the Partnership Interests of the Partnership or the Membership Interest of the General Partner; (iv) the acquisition by the Partnership, the Company or the General Partner of any operating business or the capital stock of any other person or entity; (iv) the borrowing of money or (v) any agreement with any of the respective officers, managers or affiliates of the Partnership, the General Partner or the Company.

Section 3.16   Contracts and Leases.  Except as set forth in Exhibit 3.16, none of the Partnership, the General Partner or the Company (i) has any leases of personal property relating to the assets of the Partnership, the General Partner or the Company, whether as lessor or lessee; (ii) has any contractual or other obligations relating to the assets of the Partnership, the General Partner or the Company, whether written or oral; and (iii) has not given any power of attorney to any person or organization for any purpose relating to the assets of the Partnership, the General Partner or the Company.  Other than as contemplated by this Agreement, as of the Closing Date, there will not be any lease agreements for the Real Property where the Business is located.  The Company, the Partnership and the General Partner have furnished the Purchaser and Rick’s a copy of each and every contract, lease or other document relating to the assets of the Partnership (including dancer’s contracts), the General Partner and the Company to which they are subject or are a party or a beneficiary, all of which are listed on Exhibit 3.16 (collectively, the “Contracts”).  To the knowledge of the Company, the Partnership, the General Partner and Piazza, such Contracts are valid and in full force and effect according to their terms and constitute legal, valid and binding obligations of the Partnership, the General Partner and/or the Company, and the other respective parties thereto and are enforceable in accordance with their terms.  None of the Partnership, the General Partner, the Company or Piazza has knowledge of any default or breach under such Contracts or of any pending or threatened claims under any such Contracts.  Neither the execution of this Agreement, nor the consummation of all or any of the transactions contemplated under this Agreement, will constitute a breach or default under any such Contracts which would have a material adverse effect on the financial condition of the Company, the Partnership or the General Partner or the operation of the Business after the Closing.

Section 3.17   Material Agreements.  Except for the Contracts, there are no material contracts, agreements, commitments, understandings or proposed transactions, whether written or oral, to which the Company, the Partnership or the General Partner is a party or by which either the Company, the Partnership or the General Partner or their assets are bound.

Section 3.18   No Default.  None of the Company, the Partnership or the General Partner is (a) in violation of any provision of its articles of incorporation, bylaws, articles of organization, partnership agreement, or operating agreement, as appropriate, or (b) in default under any term or condition of any instrument evidencing, creating or securing any indebtedness of the Partnership, the General Partner, the Company or the Business, and there has been no default in any material obligation to be performed by the Partnership, the General Partner, the Company or the Business under any other contract, lease, agreement, commitment or undertaking to which it is a party or by which it or its assets or properties are bound, nor has the Partnership, the General Partner or the Company waived any material right under any such contract, lease, agreement, commitment or undertaking.

Section 3.19   Books and Records.  The books of account, minute books, corporate minute books, partnership interest record books and other records of the Partnership, the General Partner, the Company and the Business are accurate and complete in all material respects and have been maintained in accordance with sound business practices and will be located at the premises where the Business is operated upon Closing.

Section 3.20   Insurance Policies.  Copies of all insurance policies maintained by the Partnership, the General Partner and the Company relating to the operation of the Business have been delivered or made available to Purchaser.  The policies of insurance held by the Partnership, the General Partner and the Company are in such amounts, and insure against such losses and risks, as the Partnership, the General Partner and the Company reasonably deem appropriate for their property and business operations.  All such insurance policies are in full force and effect, and all premiums due thereon have been paid.  Valid policies for such insurance, including liquor liability insurance with limits satisfactory to all parties, which insurance shall cover and indemnify the Company, the Partnership, the General Partner and their respective officers, directors, shareholders and partners, as applicable, will be outstanding and duly in force at all times prior to the Closing.

Section 3.21   Pending Claims.  There is no claim, suit, arbitration, investigation, action or other proceeding, whether judicial, administrative or otherwise, now pending or, to the best of the knowledge of the Company, the Partnership, the General Partner, the Piazza Family Partnership, or Piazza, threatened before any court, arbitration, administrative or regulatory body or any governmental agency which may result in any judgment, order, award, decree, liability or other determination which will or could reasonably be expected to have any effect upon the Company, the Partnership, the General Partner or the Business or the transfer of the Shares by the Shareholder to the Purchaser, or the transfer of the Partnership Interests by the Partnership Seller to RCI under this Agreement, nor is there any basis known to the Company, the Partnership, the General Partner, the Piazza Family Partnership or Piazza for any such action.  No litigation is pending, or, to the knowledge of the Company, the Partnership, the General Partner, the Piazza Family Partnership or Piazza, threatened against the Company, the Partnership, the General Partner or the Business, or their assets or properties which seeks to restrain or enjoin the execution and delivery of this Agreement or any of the documents referred to herein or the consummation of any of the transactions contemplated thereby or hereby.  None of the Company, the Partnership, the General Partner, the Piazza Family Partnership or Piazza is subject to any judicial injunction or mandate or any quasi-judicial or administrative order or restriction directed to or against them or which would affect the Company or the Business, or the Partnership Interests or the Shares to be transferred under this Agreement.

Section 3.22   No Liabilities. As of the Closing Date, none of the Company, the Partnership or the General Partner shall have any obligation or liability (contingent or otherwise) to any third party, except as agreed to by the parties in accordance with Article VII.

Section 3.23   Brokerage Commission.  No broker or finder has acted for the Company, the Partnership, the General Partner, the Piazza Family Partnership or Piazza in connection with this Agreement or the transactions contemplated hereby, and no person is entitled to any brokerage or finder’s fee or compensation in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Company, the Partnership or the General Partner.

Section 3.24   Environmental.  None of the Company, the Partnership, the General Partner or Piazza has received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit relating to any environmental issue arising out of the ownership or occupation of the Business, nor is their any basis known to the Company, the Partnership, the General Partner or Piazza for any such action.

Section 3.25   Banks and Brokerage Accounts.  Exhibit 3.25 sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Partnership, the General Partner or the Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship, and (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Partnership, the General Partner or the Company having signatory power with respect thereto.

Section 3.26   Notices.  Neither the Partnership, the Piazza Family Partnership nor Piazza has received any written notice (i) from any insurance companies, governmental agencies or from any other parties of any condition, defects or inadequacies with respect to the Premises which, if not corrected, would result in termination of insurance coverage or increase its cost, (ii) from any governmental agencies or any other third parties with respect to any violations of any building codes and/or zoning ordinances or any other governmental laws, regulations or orders affecting the Premises, including, without limitation, the Americans With Disabilities Act, (iii) of any pending or threatened condemnation proceedings with respect to the Premises, or (iv) of any proceedings which could or would cause the change, redefinition or other modification of the zoning classification of the Premises.

Section 3.27   Proceedings Relating to Premises.  There is no pending, or, to the best of the Partnership’s, the Piazza Family Partnership’s or Piazza’s knowledge, threatened, judicial, municipal or administrative proceedings with respect to, or in any manner affecting the Premises or any portion thereof, including, without limitation, proceedings for or involving tenant evictions, collections, condemnations, eminent domain, alleged building code or zoning violations, personal injuries or property damage alleged to have occurred on the Premises or by reason of the use and operation of the Premises, or written notice of any attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws pending or threatened against the seller of the Premises or the Premises itself, or the taking of the Premises for public needs.

Section 3.28   Public Improvements.  Neither the Partnership, the Piazza Family Partnership nor Piazza has knowledge of any existing or proposed public improvements which involve or which may result in any charge being levied or assessed against the Premises or which will or could result in the creation of any lien upon the Premises or any part thereof.

Section 3.29   Certificates.  To the best of the Partnership’s, the Piazza Family Partnership’s or Piazza’s knowledge, all certificates of occupancy, licenses, permits, authorizations and approvals required by law or by any governmental authority having jurisdiction over the Premises have been obtained and are in full force and effect.

Section 3.30   Material Defect.  Neither the Partnership, the Piazza Family Partnership nor Piazza has knowledge of any material defects to the Premises which have not been disclosed in writing to Rick’s or RCI.

Section 3.31   Flooding.  Neither the Partnership, the Piazza Family Partnership nor Piazza has knowledge of any flooding which has occurred on the Premises.

Section 3.32   Disclosure.  No representation or warranty of the Company, the Partnership, the General Partner, the Piazza Family Partnership or Piazza contained in this Agreement (including the exhibits hereto) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF THE PURCHASER, RICK’S AND RCI

Purchaser, Rick’s and RCI hereby represent and warrant to the Company, the Partnership, the General Partner, the Piazza Family Partnership and Piazza as follows:

Section 4.1   Organization, Good Standing and Qualification.

(a)
Purchaser (i) is an entity duly organized, validly existing and in good standing under the laws of the state of Pennsylvania, (ii) has all requisite power and authority to carry on its business, and (iii) is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect to Purchaser.

(b)
Rick’s and RCI (i) are entities duly organized, validly existing and in good standing under the laws of the state of Texas, (ii) have all requisite power and authority to carry on its business, and (iii) are duly qualified to transact business and are in good standing in all jurisdictions where their ownership, lease or operation of property or the conduct of their business requires such qualification, except where the failure to do so would not have a material adverse effect to Rick’s or RCI.

Section 4.2   Authorization.  Purchaser is a corporation duly organized in the state of Pennsylvania and has full power, capacity, and authority to enter into this Agreement and perform the obligations contemplated hereby.  Rick’s and RCI are corporations duly organized in the state of Texas and have full power, capacity, and authority to enter into this Agreement and perform the obligations contemplated hereby.  All action on the part of Purchaser, Rick’s and/or RCI necessary for the authorization, execution, delivery and performance of this Agreement by it has been taken or will be taken prior to the Closing Date.  This Agreement, when duly executed and delivered in accordance with its terms, will constitute legal, valid, and binding obligations of Purchaser, Rick’s and/or RCI enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency, and other similar laws affecting creditors' rights generally or by general equitable principles.

Section 4.3   Consents.  No permit, consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other person or entity is required on the part of Purchaser, Rick’s or RCI in connection with the execution and delivery by Purchaser, Rick’s or RCI of this Agreement or the consummation and performance of the transactions contemplated hereby other than as may be required under the federal securities laws.

Section 4.4   Taxes.  Rick’s and RCI have timely and accurately filed all federal, state, foreign and local tax returns and reports required to be filed prior to such dates and have timely paid all taxes shown on such returns as owed for the periods of such returns, including all sales taxes and withholding or other payroll related taxes shown on such returns and any taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.  Rick’s and RCI have made adequate provision for the payment of all taxes accruable for all periods ending on or before the Closing Date to any taxing authority and is not delinquent in the payment of any tax or governmental charge of any nature.  No assessments or notices of deficiency or other communications have been received by Rick’s or RCI with respect to any tax return which has not been paid, discharged or fully reserved against and no amendments or applications for refund have been filed or are planned with respect to any such return.  Neither Ricks nor RCI have any knowledge of any actions by any taxing authority in connection with assessing additional taxes against or in respect of any past period. There are no agreements between Rick’s and/or RCI and any taxing authority waiving or extending any statute of limitations with respect to any tax return.

Section 4.5   Compliance with Laws; Permits.  The Purchaser, Rick’s and RCI are, and at all times prior to the date hereof have been, to the best of their knowledge, in compliance with all statutes, orders, rules, ordinances and regulations applicable to it or to the operation of their business or ownership of its assets or the operation of their businesses, including compliance with federal and state securities laws, except for failures to be in compliance that would not have a material adverse effect on the business, properties or condition (financial or otherwise) of the Purchaser. Rick’s has filed with the Securities and Exchange Commission (the “Commission”) all reports, schedules and statements required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will, as of the Closing Date, have filed all reports required of it under the Exchange Act.

Section 4.6   No Conflicts.  The execution and delivery of this Agreement by the Purchaser, Rick’s and RCI does not, and the performance and consummation of the transactions contemplated hereby by the Purchaser, Rick’s and RCI, will not (i) conflict with the articles of incorporation or bylaws of the Purchaser, Rick’s or RCI; (ii) conflict with or result in a breach or violation of, or default under, or give rise to any right of acceleration or termination of, any of the terms, conditions or provisions of any note, bond, lease, license, agreement or other instrument or obligation to which the Purchaser, Rick’s or RCI is a party or by which the Purchaser’s, Rick’s or RCI’s assets or properties are bound; (iii) result in the creation of any encumbrance on any of the assets or properties of the Purchaser, Rick’s or RCI; or (iv) violate any law, rule, regulation or order applicable to the Purchaser, Rick’s or RCI or any of their respective assets or properties.

Section 4.7   No Default.  None of the Purchaser, Rick’s or RCI is (a) in violation of any provision of its articles of incorporation or bylaws or (b) in default under any term or condition of any instrument evidencing, creating or securing any indebtedness of the Purchaser, Rick’s or RCI, and there has been no default in any material obligation to be performed by the Purchaser, Rick’s or RCI under any other contract, lease, agreement, commitment or undertaking to which any of them are a party or by which any of them or their assets or properties are bound, nor has the Purchaser, Rick’s or RCI waived any material right under any such contract, lease, agreement, commitment or undertaking.

Section 4.8   Pending Claims.  Except as described in the SEC Reports, there is no claim, suit, arbitration, investigation, action or other proceeding, whether judicial, administrative or otherwise, now pending or, to the best of the Purchaser’s, Rick’s or RCI’s knowledge, threatened before any court, arbitration, administrative or regulatory body or any governmental agency which may result in any judgment, order, award, decree, liability or other determination which will or could reasonably be expected to have a material adverse effect upon the Purchaser, Rick’s or RCI.  No litigation is pending, or, to the Purchaser’s, Rick’s or RCI’s knowledge, threatened against the Purchaser, Rick’s or RCI or any of their respective assets or properties which seeks to restrain or enjoin the execution and delivery of this Agreement or any of the documents referred to herein or the consummation of any of the transactions contemplated thereby or hereby.   None of the Purchaser, Rick’s or RCI is subject to any judicial injunction or mandate or any quasi-judicial or administrative order or restriction directed to or against it or which would have a material adverse affect on the Purchaser, Rick’s or RCI.

Section 4.9   Brokerage Commission.  No broker or finder has acted for the Purchaser, Rick’s or RCI in connection with this Agreement or the transactions contemplated hereby, and no person is entitled to any brokerage or finder’s fee or compensation in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Purchaser, Rick’s or RCI.

Section 4.10   Disclosure.  No representation or warranty of the Purchaser, Rick’s or RCI contained in this Agreement (including the exhibits hereto) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE V
COVENANTS OF THE COMPANY, THE PARTNERSHIP,
THE GENERAL PARTNER, THE PIAZZA FAMILY PARTNERSHIP,
THE PARTNERSHIP SELLER AND PIAZZA

Section 5.1   Stand Still.  To induce Purchaser, Rick’s and RCI to proceed with this Agreement, the Company, the Partnership, the General Partner, the Piazza Family Partnership and Piazza agree that until the Closing Date or the termination of this Agreement, neither any representative of the Company nor any representative of the Partnership, any representatives of the General Partner, any representatives of the Piazza Family Partnership, or any representatives of  Piazza, individually, will offer to sell or solicit any offer to purchase or engage in any discussions or activities of any nature whatsoever, directly or indirectly, involving in any manner the actual or potential sale, transfer, encumbrance, pledge, collateralization or hypothecation of any assets of the Company, the Partnership, the General Partner or the Business.  The Company, the Partnership, the General Partner, the Piazza Family Partnership and Piazza hereby agree to advise the Purchaser, Rick’s and/or RCI of any contact from any third party regarding the acquisition or other investment in the Company, the Partnership, the General Partner or the Business, or of any contact which would relate to the transactions contemplated by this Agreement.

Section 5.2   Access; Due Diligence.

(a)
Between the date of this Agreement and the Closing Date, the Company, the Partnership, the General Partner, the Piazza Family Partnership and Piazza, as applicable, shall (a) provide Purchaser, Rick’s and RCI and their authorized representatives reasonable access to the Premises and all offices and other facilities and properties of the Company, the Partnership, the General Partner and the Business, and to the books and records of the Company, the Partnership, the General Partner and the Business; (b) permit the Purchaser, Rick’s and/or RCI to make inspections thereof; and (c) cause the officers and advisors of the Company, the Partnership, the General Partner and the Business to furnish the Purchaser, Rick’s and/or RCI with such financial and operating data and other information with respect to the business and properties of the Company, the Partnership and the General Partner, and to discuss with the Purchaser, Rick’s and RCI and their authorized representatives the affairs of the Company and the Partnership as the Purchaser, Rick’s and/or RCI may from time to time reasonably request.

(b)
Neither the Purchaser, Rick’s nor RCI shall disclose to any third party any information obtained pursuant to Section 5.2(a) which is not otherwise generally available to the public or not already within its knowledge, except as is necessary in connection with the transactions contemplated under this Agreement or as may be required by applicable law.  The parties hereto specifically recognize that any breach of this Section by Purchaser, Rick’s or RCI would cause irreparable injury to the Company, the Partnership, the General Partner, the Piazza Family Partnership and Piazza and that actual damages may be difficult to ascertain, and in any event, may be inadequate. Accordingly, the Company, the Partnership, the General Partner, the Piazza Family Partnership and Piazza shall be entitled to preliminary and permanent injunctive relief, if applicable, in the event of any breach or threatened breach of the provisions of this Section.  Such remedy shall not be deemed to be the exclusive remedy for the breach of this Section, but shall be in addition to all other remedies available at law or in equity.

Section 5.3   Conduct of Business.  From the date of the execution hereof until the Closing Date, the Company, the Partnership and the General Partner shall operate the Business in the ordinary course consistent with past practices, and unless otherwise consented to in writing by Purchaser, Rick’s and RCI:

(a)
None of the Company, the Partnership or the General Partner will authorize, declare, pay or effect any dividend except as is consistent with past practices of the Company, the Partnership or the General Partner, or liquidate or distribute any shares of common stock of the Company, partnership interest of the Partnership, membership interest of the General Partner, or other equity interest or undertake any direct or indirect redemption, purchase or other acquisition of any equity interest of the Company, the Partnership or the General Partner;

(b)
None of the Company, the Partnership or the General Partner will make any changes in their condition (financial or otherwise), liabilities, assets, or business or in any of their business relationships, including relationships with suppliers or customers, that, when considered individually or in the aggregate, might reasonably be expected to have a material adverse effect on the Company, the Partnership, the General Partner or the Business;

(c)
None of the Company, the Partnership or the General Partner will increase the salary or other compensation payable or to become payable by the Company, the Partnership or the General Partner to any employee, or the declaration, payment, or commitment or obligation of any kind for the payment by the Company, the Partnership or the General Partner of a bonus or other additional salary or compensation to any such person except in the normal course of business, consistent with past practices of the Company, the Partnership or the General Partner;

(d)
None of  the Company, the Partnership or the General Partner will sell, lease, transfer or assign any of their assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

(e)
None of the Company, the Partnership or the General Partner will accelerate, terminate, modify or cancel any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $1,000 to which the Company, the Partnership or the General Partner is a party;

(f)	None of the Company, the Partnership or the General Partner will make any loans to any person or entity, or guarantee any loan, absent the consent of the Purchaser, Rick’s and/or RCI;

(g)
None of the Company, the Partnership or the General Partner will waive or release any right or claim held by the Company, the Partnership or the General Partner, absent the consent of the Purchaser, Rick’s and/or RCI;

(h)
The Company, the Partnership and the General Partner will operate their business in the ordinary course and consistent with past practices so as to preserve their business organization intact, to retain the services of their employees and to preserve their goodwill and relationships with suppliers, creditors, customers, and others having business relationships with them;

(i)
None of the Company, the Partnership or the General Partner will issue any note, bond or other debt security or create, incur or assume, or guarantee any indebtedness for borrowed money or capitalized lease obligations;

(j)	None of the Company, the Partnership or the General Partner will delay or postpone the payment of accounts payable and other liabilities outside the ordinary course of business;

(k)
Except as contemplated by Section 8.2(h), none of the Company, the Partnership or the General Partner will make any loan to, or enter into any other transaction with any of their shareholders, partners, members, directors, officers, and employees, outside the ordinary course of business;

(l)
None of the Company, the Partnership or the General Partner will make any change in any method, practice, or principle of accounting involving the Company’s business, the Partnership’s business, the General Partner’s business, the Business, or the assets of the Partnership, the General Partner, the Company or the Business;

(m)
None of the Company, the Partnership or the General Partner will issue, sell or otherwise dispose of any of its shares of common stock, partnership interests or membership interests, as applicable, or create, sell or dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its shares of capital stock, partnership interests or membership interests, as applicable;

(n)
None of the Company, the Partnership or the General Partner will reclassify, split up or otherwise change any of its shares of common stock, partnership interests or membership interests, as applicable;

(o)	None of the Company, the Partnership or the General Partner will be a party to any merger, consolidation or other business combination; and

(p)	None of the Company, the Partnership or the General Partner will agree to take any action described in this Section 5.3.

ARTICLE VI
COVENANT OF THE PURCHASER, RCI AND RICK’S

Section 6.1   First Year Funding.  The Purchaser and Rick’s hereby covenant and agree that during the first twelve (12) months following the Closing that any necessary funding and any operating deficit of the Company during or at the end of the first year will be paid for and contributed to by the Purchaser or Rick’s.  The operating deficit of the Company for the first year, if any, shall be determined at the end of the year based on operations for the full twelve (12) month period.  Any funds contributed by the Purchaser or Rick’s shall be repaid to the Purchaser or Rick’s out of future distributions of the Company as follows:  of the funds available for distribution (see Section 1.5(h)), 20% shall be applied to repayment to the Purchaser or to Rick’s of funding provided as described above, and the remaining 80% shall be distributed to the Shareholders in accordance with their respective percentages of share ownership.  By way of clarification (and not limitation as to other operating expenses and liabilities payable before any distributions to Shareholders), rental payments under the Lease described in Section 1.5(b) shall be paid in full before any distributions to Shareholders.  This guarantee against first year operating deficits is in addition to Purchaser’s and Rick’s funding obligations under the agreement described in Section 6.2 below.

Section 6.2   Funding Obligations.  The Purchaser and/or Rick’s hereby covenant and  agree to contribute up to $300,000 for expenses associated with the construction of a steakhouse/restaurant and other remodeling of Crazy Horse.  Piazza, the Purchaser and Rick’s hereby agree that the funds advanced by the Purchaser or Rick’s shall be repaid to Purchaser and/or Rick’s out of any funds available for distribution by the Company, prior to any payments or distributions being made to any shareholders of the Company.

Section 6.3   Securities Law Compliance. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Rick’s Shares by Piazza to the public without registration, Rick’s agrees to use its commercially reasonable best efforts to:

(a)
Make and keep public information regarding Rick’s available, as those terms are understood and defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), at all times from and after the Closing Date;

(b)	File with the Commission in a timely manner all reports and other documents required of Rick’s under the Securities Act and the Exchange Act at all times from and after the Closing Date;

(c)
So long as Piazza owns any Rick’s Shares, furnish to Piazza forthwith upon request a copy of the most recent annual or quarterly report of Rick’s, and such other reports and documents so filed as Piazza may reasonably request, in availing himself of any rule or regulation of the Commission allowing Piazza to sell any of the Rick’s Shares without registration, including providing an appropriate legal opinion of counsel at the time of resale of the Rick’s Shares; and

(d)
Otherwise remain in compliance with all applicable securities laws, as well as Rule 144 as applicable to issuer, as necessary to permit public sales of Rick’s Shares in the open market after one year from the date of issuance as contemplated by Section 1.4(a) above.

ARTICLE VII
CLOSING ADJUSTMENTS

Piazza, the Piazza Family Partnership, the Purchaser, Rick’s and RCI agree that there shall be an adjustment made within ninety (90) days of the Closing Date to adjust for liabilities that exist of the Company, the General Partner and the Limited Partnership as of the Closing Date so that Piazza or the Piazza Family Partnership shall be responsible and liable to the Purchaser, Rick’s or RCI for the liabilities of the Company or the General Partner or Limited Partnership that exist as of the Closing Date, less any credit which Piazza or the Piazza Family Partnership would be entitled to for cash on hand, credit card receivables, pro rata portion of prepaid items and inventory in excess of what is required of the Company in the ordinary course of business.  The parties agree that, with respect to inventory of liquor, Piazza and Piazza Family Partnership shall be reimbursed for the amount of the liquor inventory as of Closing that exceeds $35,000.  Piazza and the Piazza Family Partnership on the one hand, and the Purchaser, Rick’s and RCI on the other hand, agree to be equally responsible for all legal fees and other costs incurred in obtaining approval of the transfer of Shares from the Pennsylvania Liquor Control Board.

ARTICLE VIII
CONDITIONS TO CLOSING

The obligations of the parties to effect the transactions contemplated hereby are subject to the satisfaction at or prior to the Closing of the following conditions:

Section 8.1   Conditions to Closing of Purchaser, RCI and Rick’s.

(a)
Representations and Warranties.  The representations and warranties of the Partnership, the General Partner, the Company, the Piazza Family Partnership and Piazza set forth in Article 3 shall be true and correct on the date hereof and on and as of the Closing Date.

(b)
Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Company, the Partnership, the General Partner, the Piazza Family Partnership and Piazza on or prior to the Closing Date shall have been performed or complied with in all respects.

(c)
Delivery of Certificates.  The Company, the Partnership, the General Partner, the Piazza Family Partnership and Piazza shall provide to Purchaser certificates, dated as of the Closing Date and signed by a representative of the Company and by a representatives of the Partnership and the General Partner, respectively, to the effect set forth in Section 8.1(a) and 8.1(b) for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions, including without limitation, the performance and satisfaction of the condition set forth in Section 8.1(m) and Section 8.2(h).

(d)
Resolutions.  The Company, the Partnership, the General Partner and the Piazza Family Partnership shall deliver appropriate resolutions which authorize the execution, delivery and performance of this Agreement and the documents referred to herein to which they are to be a party.

(e)
Covenant Not to Compete.  At the time of Closing, the Shareholder and the Partnership Seller shall enter into a five (5) year covenant not to compete pursuant to the terms of which the Shareholder and the Partnership Seller will agree not to compete, either directly or indirectly, with the Company, Purchaser, Rick’s, RCI, the Business, or any affiliates of Purchaser, Rick’s or RCI, by operating an establishment featuring live female nude or semi-nude entertainment within a 20-mile radius of the Property.

(f)
Delivery of the Shares.  The Shareholder shall deliver or cause to be delivered to Purchaser certificates representing the Shares of common stock of the Company duly endorsed to the Purchaser or accompanied by duly executed stock powers in a form satisfactory to the Purchaser.

(g)
Delivery of Partnership Interest.  The Partnership Seller shall deliver or cause to be delivered to RCI an original executed Assignment Agreement for the assignment of 51% of the Partnership Interest of the Partnership duly endorsed over to RCI in a form satisfactory to the RCI.

(h)
Delivery of Membership Interest.  The Partnership Seller shall deliver or cause to be delivered to RCI an original executed Assignment Agreement for the assignment of 51% of the Membership Interest of the General Partner duly endorsed over to RCI in a form satisfactory to the RCI.

(i)
Related Transactions.  The agreements and the amendments to the appropriate documents, all as set forth in Section 1.5, Related Transactions, and the Lock-Up/Leak-Out Agreement set forth in Section 1.4(b) shall be executed concurrently with the Closing.  The parties shall execute any and all documents to authorize and confirm any appointments of officers, directors or managers for the Company or the General Partner as contemplated by this Agreement or any of the Related Transactions.

(j)	Ability to Audit. The financial statements of the Company and the Partnership shall be obtained and exist in such a manner as to allow for an audit of the financial records as determined by Rick’s.

(k)
Acceptable Financing.  Rick’s shall have obtained acceptable financing for the payment of the cash portion of the purchase price for the purchase of the Limited Partnership Interest and Membership Interest.

(l)
Necessary Licenses.  The Company shall have all necessary licenses, permits and other authorizations which may be needed to conduct topless entertainment at the Crazy Horse and to serve alcoholic beverages therein and all licensing authorities shall have approved the sale of the Shares and change of control, unless the Purchaser and Rick’s are satisfied that no prior approval is necessary.

(m)
Ownership of Partnership and General Partner.  As of the date of the execution of this Agreement, either the Shareholder or the Piazza Family Partnership shall have entered into a binding written agreement to acquire all of the Limited Partnership Interests in the Partnership and Membership Interest in the General Partner not owned by them (as reflected in Exhibit “A” and “B” respectively) no later than the date of Closing and, further, as of the date of Closing either the Shareholder or the Piazza Family Partnership shall own all of the Partnership Interests in the Partnership.

(n)	Third-Party Consents. Any and all consents or waivers required from third parties relating to this Agreement or any of the other transactions contemplated hereby shall have been obtained.

(o)
Satisfactory Diligence.  Purchaser, Rick’s and RCI shall have concluded their due diligence investigation of the Partnership, the General Partner, the Company, the Business and their respective assets and properties and all other matters related to the foregoing, and shall be satisfied, in its absolute and sole discretion, with the results thereof.

(p)
Government Approvals.  All authorizations, permits, consents, orders, licenses or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental or regulatory entity necessary for the consummation of the transactions contemplated by this Agreement or the continuation of the Business as presently being conducted shall have been filed, occurred or been obtained.

(q)	Resignations. All existing officers and directors of the Company, except Vincent Piazza, shall have resigned.

(r)
No Actions or Proceedings.  No claim, action, suit, investigation or proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement.

Section 8.2   Conditions to Closing of the Partnership, the General Partner, the Company, the Piazza Family Partnership, the Partnership Seller and Piazza.

(a)
Representations, Warranties and Agreements.  The representations and warranties of Purchaser, Rick’s and RCI shall be true and correct on the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date.

(b)
Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser, Rick’s or RCI on or prior to the Closing Date shall have been performed or complied with in all respects.

(c)
Delivery of Certificates.  Purchaser shall provide to the Company, the Partnership, the Piazza Family Partnership, the Partnership Seller and Piazza certificates, dated as of the Closing Date and signed by a representative of the Purchaser to the effect set forth in Section 8.2(a) and 8.2(b) for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions.

(d)
Resolutions.  Purchaser, Rick’s and RCI shall deliver resolutions of their respective Boards of Directors which authorize the execution, delivery and performance of this Agreement and the documents referred to herein to which each of them is to be a party.

(e)	Payment of Purchase Price. Purchaser shall have tendered the Purchase Price as referenced in Section 1.3(a). Rick’s shall have issued the Rick’s Shares as referenced in Section 1.3(b).

(f)
Related Transactions.  The agreements and the amendments to the appropriate documents, all as set forth in  Section 1.5, Related Transactions, and the Lock-Up/Leak-Out Agreement set forth in Section 1.4(b) shall be executed concurrently with the Closing.  The parties shall execute any and all documents to authorize and confirm any appointments of officers, directors or managers for the Company or the General Partner as contemplated by this Agreement or any of the Related Transactions.

(g)
Necessary Licenses.  The Company shall have all necessary licenses, permits and other authorizations which may be needed to conduct topless entertainment at the Crazy Horse and to serve alcoholic beverages therein and all licensing authorities shall have approved the sale of the Shares and change of control, unless Vincent Piazza and Piazza Family Partnership are satisfied that no prior approval is necessary.

(h)
Ownership of Partnership and General Partner.  As of the date of the execution of this Agreement, either the Shareholder or the Piazza Family Partnership shall have entered into a binding written agreement to acquire all of the Limited Partnership Interests in the Partnership and Membership Interest in the General Partner not owned by them ( as reflected in Exhibit “A” and “B” respectively) no later than the date of Closing and, further, as of the date of Closing either the Shareholder or the Piazza Family Partnership shall own all of the Partnership Interests in the Partnership.

(i)	Third-Party Consents. Any and all consents or waivers required from third parties relating to this Agreement or any of the other transactions contemplated hereby shall have been obtained.

(j)
Government Approvals.  All authorizations, permits, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

(k)
No Actions or Proceedings.  No claim, action, suit, investigation or proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement.

ARTICLE IX
INDEMNIFICATION

Section 9.1   Indemnification from the Piazza Family Partnership and Piazza.  The Piazza Family Partnership and Piazza hereby agree to and shall indemnify, defend (with legal counsel reasonably acceptable to Purchaser, Rick’s and/or RCI), and hold Purchase, Rick’s, RCI, or any of their respective officers, directors, shareholders, employees, affiliates, parent, agents, legal counsel, successors and assigns (collectively, the "Purchaser Group") harmless at all times after the date of this Agreement, from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs, expenses, penalties or injury  (including reasonable attorneys fees and costs of any suit related thereto) suffered or incurred by any or all of the Purchaser Group arising from: (a) any misrepresentation or omission by, or breach of any covenant or warranty of the Company, the Partnership, the General Partner, the Piazza Family Partnership or Piazza contained in this Agreement, or any exhibit, certificate, or other agreement or instrument furnished or to be furnished by the Company, the Partnership, the General Partner, the Piazza Family Partnership or Piazza hereunder; (b) any nonfulfillment of any agreement on the part of Company, the Partnership, the General Partner, the Piazza Family Partnership or Piazza under this Agreement or any other agreement entered into in connection with the transactions contemplated hereunder;  (c) from any liability or obligation due to any third party by the Company, the Partnership, or the General Partner incurred prior to the Closing Date; or (d) any suit, action, proceeding, claim or investigation against any member of the Purchaser’s Group which arises from or which is based upon or pertaining to the conduct of the Company, the Partnership, the General Partner, the Piazza Family Partnership or Piazza, or the operation or liabilities of the Business prior to the Closing Date.

Section 9.2   Indemnification from Purchaser, Rick’s and RCI.  Purchaser, Rick’s and RCI agree to and shall indemnify, defend (with legal counsel reasonably acceptable to the Piazza Family Partnership and Piazza) and hold the Piazza Family Partnership and Piazza, and their officers, directors, shareholders, partners, employees, affiliates, parent, agents, legal counsel, successors and assigns, (collectively, the "Piazza Group") harmless at all times after the date of the Agreement from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs, expenses, penalties or injury (including reasonably attorneys fees and costs of any suit related thereto) suffered or incurred by any or all of the Piazza Group, arising from (a) any misrepresentation or omission by, or breach of any covenant or warranty of Purchaser, Rick’s or RCI contained in this Agreement or any exhibit, certificate, or other agreement or instrument furnished or to be furnished by Purchaser, Rick’s or RCI hereunder; or (b) any nonfulfillment of any  agreement on the part of Purchaser, Rick’s or RCI under this Agreement or any other agreements entered into in connection with the transactions contemplated hereunder.

Section 9.3   Defense of Claims.  If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event not less than fifteen (15) days prior to any hearing date or other date by which action must be taken); provided that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage or prejudice, caused by such failure.  After such notice, the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense; and such indemnified party shall cooperate in all reasonable respects, at its cost, risk and expense, with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.  The indemnifying party shall not, without the prior written consent of the indemnified party, effect any settlement of any proceeding in respect of which any indemnified party is a party and indemnity has been sought hereunder unless such settlement of a claim, investigation, suit, or other proceeding only involves a remedy for the payment of money by the indemnifying party and includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

Section 9.4   Default of Indemnification Obligation.  If an entity or individual having an indemnification, defense and hold harmless obligation, as above provided, shall fail to assume such obligation, then the party or entities or both, as the case may be, to whom such indemnification, defense and hold harmless obligation is due shall have the right, but not the obligation, to assume and maintain such defense (including reasonable counsel fees and costs of any suit related thereto) and to make any settlement or pay any judgment or verdict as the individual or entities deem necessary or appropriate in such individual’s or entities’ absolute sole discretion and to charge the cost of any such settlement, payment, expense and costs, including reasonable attorneys fees, to the entity or individual that had the obligation to provide such indemnification, defense and hold harmless obligation and same shall constitute an additional obligation of the entity or of the individual or both, as the case may be.

Section 9.5   Survival of Representations, Warranties and Covenants.  The respective representations, warranties, covenants and indemnities given by the parties to each other pursuant to this Agreement shall survive the Closing for a period ending twenty-four (24) months from the Closing Date hereof (“Survival Date”), except for the Covenant set forth in Section 6.3 which shall survive the Closing for a period of 37 months from the Closing Date and the Covenant set forth in Section 6.2 which shall survive the Closing and remain in effect without any time limitation.  Notwithstanding anything to the contrary contained herein, no claim for indemnification may be made against the party required to indemnify (the “Indemnitor”) under this Agreement unless the party entitled to indemnification (the “Indemnitee”) shall have given the Indemnitor written notice of such claim as provided herein on or before the Survival Date.  Any claim for which notice has been given prior to the expiration of the Survival Date shall not be barred hereunder.

Section 9.6   Limitations on Indemnification Amounts.

(a)           Notwithstanding anything in this Agreement to the contrary, no indemnification payment shall be made to the Purchaser Group until the amounts which the Purchaser Group would otherwise be entitled to receive as indemnification under this Agreement aggregate at least $10,000.00 (the “Purchaser Indemnification Threshold”), at which time the Purchaser Group shall be indemnified dollar for dollar for the entire amount of indemnification to which it would be entitled, including the $10,000 not previously paid.

(b)            Notwithstanding anything in this Agreement to the contrary, no indemnification payment shall be made to the Seller’s Group until the amounts which the Seller’s Group would otherwise be entitled to receive as indemnification under this Agreement aggregate at least $10,000.00 (the “Seller’s  Indemnification Threshold”), at which time the Seller’s Group shall be indemnified dollar for dollar for the entire amount of indemnification to which it would be entitled, including the $10,000 not previously paid.

ARTICLE X
TERMINATION

This Agreement shall terminate upon the occurrence of any of the following events:

(i)	The transactions contemplated by this Agreement are not consummated on or before the Closing Date (as defined in Section 2.1), unless extended by all of the parties hereto in writing;

(ii)           All of the parties mutually agree in writing to terminate this Agreement; or

(iii)	Any state or federal agency having jurisdiction over approval of this transaction shall disapprove of any part of the proposed transaction.

ARTICLE XI
MISCELLANEOUS

Section 11.1   Amendment; Waiver.  Neither this Agreement nor any provision hereof may be amended, modified or supplemented unless in writing, executed by all the parties hereto.  Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.  Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

Section 11.2   Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in person, transmitted by facsimile transmission (fax) or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address has such party may notify to the other parties in writing:

(a)	if to the Company:	The End Zone, Inc.
Attn: Vincent Piazza, President
401 S. Schuylkill Avenue
Norristown, PA 19403
Fax: 610 630 9877

	with a copy to:	Stuart N. Cohen
Butera, Beausang, Cohen & Brennan
630 Freedom Business Center, Suite 212
King of Prussia, PA 19406
Fax: 610 265 7205

(b)	if to the Partnership:	TEZ Real Estate LP
Attn: Vincent Piazza, Limited Partner
401 S. Schuylkill Avenue
Norristown, PA 19403
Fax: 610 630 9877

	with a copy to:	Stuart N. Cohen
Butera, Beausang, Cohen & Brennan
630 Freedom Business Center, Suite 212
King of Prussia, PA 19406
Fax: 610 265 7205

(c)	if to the General Partner:	TEZ Management LLC
Attn: Vincent Piazza, Manager
401 S. Schuylkill Avenue
Norristown, PA 19403
Fax: 610 630 9877

	with a copy to:	Stuart N. Cohen
Butera, Beausang, Cohen & Brennan
630 Freedom Business Center, Suite 212
King of Prussia, PA 19406
Fax: 610 265 7205

(d)	if to the Piazza	Piazza Family Limited Partnership
	Family Partnership:	Attn: Vincent Piazza, General Partner
401 S. Schuylkill Avenue
Norristown, PA 19403
Fax: 610 630 9877

	with a copy to:	Stuart N. Cohen
Butera, Beausang, Cohen & Brennan
630 Freedom Business Center, Suite 212
King of Prussia, PA 19406
Fax: 610 265 7205

(e)	if to Piazza:	Mr. Vincent Piazza
401 S. Schuylkill Avenue
Norristown, PA 19403
Fax: 610 630 9877

	with a copy to:	Stuart N. Cohen
Butera, Beausang, Cohen & Brennan
630 Freedom Business Center, Suite 212
King of Prussia, PA 19406
Fax: 610 265 7205

(f)	if to Purchaser	RCI Entertainment (Philadelphia), Inc.
Attn: Eric Langan, President
10959 Cutten Road
Houston, Texas 77066
Fax: 281 397 6765

	with a copy to:	Robert D. Axelrod
Axelrod Smith & Kirshbaum
5300 Memorial Drive, Suite 700
Houston, Texas 77007
Fax: 713 552 0202

(g)	if to Rick’s or RCI:	Rick’s Cabaret International, Inc.
Attn: Eric Langan, President
10959 Cutten Road
Houston, Texas 77066
Fax: 281 397 6765

	with a copy to:	Robert D. Axelrod
Axelrod Smith & Kirshbaum
5300 Memorial Drive, Suite 700
Houston, Texas 77007
Fax: 713 552 0202

A notice or communication will be effective (i) if delivered in person or by overnight courier, on the business day it is delivered, (ii) if transmitted by telecopier, on the business day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, three (3) business days after dispatch.

Section 11.3   Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

Section 11.4   Assignment; Successors and Assigns.  Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto.  No party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties hereto.

Section 11.5   Entire Agreement.  This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, understandings, contracts and communications, whether verbal or written among the parties hereto and thereto or their respective agents with respect to or in connection with the subject matter hereof.

Section 11.6   Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to principles of conflict of laws.

Section 11.7   Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 11.8   Costs and Expenses.   Each party shall pay their own respective fees, costs and disbursements incurred in connection with this Agreement.

Section 11.9   Section Headings.  The section and subsection headings in this Agreement  are used solely for convenience of reference, do not constitute a part of this Agreement, and shall not affect its interpretation.

Section 11.10   No Third-Party Beneficiaries.  Nothing in this Agreement will confer any third party beneficiary or other rights upon any person or any entity that is not a party to this Agreement.

Section 11.11   Attorneys’ Review.  In connection with the negotiation and drafting of this Agreement, the parties represent and warrant to each other they have had the opportunity to be advised by attorneys of their own choice.

Section 11.12   Further Assurances.  Each party covenants that at any time, and from time to time, after the Closing Date, it will execute such additional instruments and take such actions as may be reasonably be requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.  In connection with Pennsylvania Liquor Control Board approval of the transfer of Shares, the parties shall cooperate as necessary, including providing all necessary information, documentation and signed Liquor Control Board forms as promptly as reasonably possible.

Section 11.13   Exhibits Not Attached.  Any exhibits not attached hereto on the date of execution of this Agreement shall be deemed to be and shall become a part of this Agreement as if executed on the date hereof upon each of the parties initialing and dating each such exhibit, upon their respective acceptance of its terms, conditions and/or form.

Section 11.14   Public Announcements.   The parties hereto agree that prior to making any public announcement or statement with respect to the transactions contemplated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other parties hereto and exercise their best efforts to (i) agree upon the text of a joint public announcement or statement to be made by all of such parties or (ii) obtain approval of the other parties hereto to the text of a public announcement or statement to be made solely by the party desiring to make such public announcement; provided, however, that if any party hereto is required by law to make such public announcement or statement, then such announcement or statement may be made without the approval of the other parties.

Section 11.15   Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE.]

IN WITNESS WHEREOF, the undersigned have executed this Purchase Agreement as of the date first set forth above.

THE END ZONE, INC.
/s/ Vincent Piazza
By: Vincent Piazza, President
Attest:	/s/ Vincent Piazza
Vincent Piazza, Secretary

TEZ REAL ESTATE, L.P.
By: TEZ Management, LLC, its General Partner
/s/ Vincent Piazza
By: Vincent Piazza, Manager

TEZ MANAGEMENT, LLC
/s/ Vincent Piazza
By: Vincent Piazza, Manager

THE PIAZZA FAMILY PARTNERSHIP
/s/ Vincent Piazza
By: Vincent Piazza, General Partner

/s/ Vincent Piazza
VINCENT PIAZZA, Individually

RCI ENTERTAINMENT (PHILADELPHIA), INC.
/s/ Eric Langan
By: Eric Langan, President
Attest:	/s/ Eric Langan
, Secretary

RICK'S CABARET INTERNATIONAL, INC
/s/ Eric Langan
By: Eric Langan, President
Attest:	/s/ Travis Reese
Travis Reese, Secretary

RCI HOLDINGS, INC.
/s/ Eric Langan
By: Eric Langan, President
Attest:	/s/ Travis Reese
Travis Reese, Secretary